UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

Xenomics, Inc.

(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

420 Lexington Avenue, Suite 1701

New York, New York 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Subsequent to the approval of the disinterested members of the Board of Directors, on August 29, 2007, Xenomics, Inc. (the “Company”) and Gianluigi Longinetti-Buitoni, the Executive Chairman of the Company (“Buitoni”) entered into an amendment (the “Amendment”) to the Warrant and Put Option Agreement originally dated as of November 30, 2006 pursuant to which the Amendment extends the date the holder of the warrant has the right to purchase up to an aggregate 2,727,272 units, each containing one share of common stock and one common stock purchase warrant (the “Units”), at an initial purchase price of $0.55 per Unit to June 30, 2008 from December 31, 2007.  Such warrant is only exercisable, provided, on or prior to the time of exercise, the Company receives an aggregate of $5.0 million of financing (the “Financing Condition”).   The Amendment extends the date the Financing Condition must be met to February 29, 2008 from August 31, 2007.  If the Financing Condition has not been met on or before such date, the Warrant and Put Option Agreement shall terminate and be of no further force or effect.  The Amendment to the Warrant and Put Option Agreement is filed as Exhibit 4.1 to this report.

In addition, the disinterested members of the Board of Directors approved and on August 29, 2007, the Company and Buitoni entered into an amendment (the “Amended Warrant Agreement”) to the Amended and Restated Warrant Agreement originally dated as of November 30, 2006 pursuant to which the Amended Warrant Agreement extends the date the holder of the warrant has the right to purchase up to an aggregate 6,363,636 units, each containing one share of common stock and one common stock purchase warrant (the “Units”), at an initial purchase price of $0.55 per Unit to June 30, 2008 from December 31, 2007.  The Amended Warrant Agreement extends the date the Financing Condition must be met to February 29, 2008 from August 31, 2007.  If the Financing Condition has not been met on or before such date, the Amended and Restated Warrant Agreement shall terminate and be of no further force or effect.  The Amendment to the Amended and Restated Warrant Agreement is filed as Exhibit 4.2 to this report.

Item 5.05.             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company’s Code of Business Conduct and Ethics defines a “conflict of interest” as “when the private interests of a director or executive officer interferes in any way or appears to interfere, with the interests of the Company as a whole.”  To the extent that the issuance of the securities described above, creates an appearance of a conflict, the disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 5.05.

Item 9.01               Financial Statements and Exhibits

(c)	Exhibits.

	4.1	Amendment to Warrant and Put Option Agreement.

	4.2	Amendment to Amended and Restated Warrant Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 5, 2007

XENOMICS, INC.

By:	/s/ Gianluigi Longinotti-Buitoni
Gianluigi Longinotti-Buitoni
Executive Chairman